CYPRESS

Exhibit 10.18

CYPRESS SEMICONDUCTOR CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated As June 2, 2015

The following constitute the provisions of the Employee Stock Purchase Plan (herein called the “Plan”) of Cypress Semiconductor Corporation (herein called the “Company”).

1.

PURPOSE. The purpose of the Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions (as described herein). This Plan includes two components: a Code Section 423 Plan Component and a Non-423 Plan Component. It is the intention of the Company to have the Code Section 423 Plan Component qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code and the provisions of the Plan with respect to the Code Section 423 Component, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Plan Component that do not qualify under Section 423 of the Code, pursuant to the rules, procedures or sub-plans adopted by the Administrator that are designed to achieve tax, securities laws or other objectives for Employees and/or the Company. Except as otherwise indicated, the Non-423 Plan Component will operate and be administered in the same manner as the Code Section 423 Plan Component.

2.DEFINITIONS.

2.1	“Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.
2.2	“Administrator” shall mean the Board of the company or any committee of the members of the Board authorized to administer the Plan.
2.3	“Board” shall mean the Board of Directors of the Company.
2.4	“Code” shall mean the Internal Revenue Code of 1986, as amended.
2.5

“Code Section 423 Plan Component” shall mean the component of this Plan that is intended to meet the requirements set forth in Section 423(b) of the Code. The Code Section 423 Plan Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

2.6	“Common Stock” shall mean the Common Stock of the Company.
2.7	“Company” shall mean Cypress Semiconductor Corporation, a Delaware corporation.
2.8

“Compensation” shall mean all regular straight time earnings, payments for overtime, shift premium, cash incentive compensation, cash incentive payments, cash bonuses and commissions (except to the extent that the exclusion of any such items for all participants is specifically directed by the Board or its committee). The Administrator shall have the discretion to determine what constitutes Compensation for Employees under the Plan, but for purposes of Employees participating in the Code Section 423 Plan Component, such determination will be applied on a uniform, non-discriminatory basis.

2.9

“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

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2.10

“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may provide that any Designated Subsidiary shall only be eligible to participate in the Non- 423 Plan Component and at any given time, a Subsidiary that is a Designated Subsidiary under the Code Section 423 Plan Component shall not be a Designated Subsidiary under the Non-423 Plan Component.

2.11

“Employee” shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week in a calendar year by the Company or one of its Designated Subsidiaries; provided, however that any temporary or contingency work shall not be included in this definition or be permitted to participate under the Plan. For Offering Periods under the Non-423 Plan Component, Employee shall also mean any other employee of Company or one of its Designated Subsidiaries to the extent that applicable law requires participation in the Plan to be extended to such employee, as determined by the Administrator; unless such employee resides in a country that has been specifically excluded from participation in the Non-423 Component at the discretion of the Administrator.

2.12	“Exercise Date” shall mean the first Trading Day on or after December 31 and June 30 of each year.
2.13

“Exercise Period” shall mean the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Exercise Period of any Offering Period shall commence on the Offering Date and end with the next Exercise Date.

2.14	“Non-423 Plan Component” shall mean a component of this Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code.
2.15

“Offering Period” shall mean a period of approximately eighteen (18) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after December 31 and June 30 of each year and terminating on the Offering Period commencement date approximately eighteen months later.

2.16	“Offering Date” shall mean the first Trading Day of each Offering Period of the Plan.
2.17

“Payroll Deduction” (whether or not capitalized herein) shall mean with respect to the Code Section 423 Plan Component, deductions from an Employee’s or participant’s Compensation or after-tax cash contributions made under the Plan by the Employee or participant during an applicable Offering Period and within three business days following each payday applicable to the Employee or participant during such Offering Period but in any event prior to the Exercise Date for such Offering Period.

2.18	“Plan” shall mean this Employee Stock Purchase Plan, which includes a Code Section 423(b) Plan and a non-423(b) Component.
2.19

“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

2.20	“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.
3.	ELIGIBILITY.
3.1

Any Employee as defined in paragraph 2 who is employed by the Company as of an Offering Date shall be eligible to participate in the Plan; provided that for purposes of Participants participating in the Code Section 423 Plan Component, this rule will be applied on a uniform and non-discriminatory basis.

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3.2

Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering Period if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

3.3	No Employee shall be eligible to participate in the Non-423(b) Component of the Plan if he or she is an officer or director of the Company subject to the requirements of Section 16 of the Act.
3.4

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.

OFFERING PERIODS. The Plan shall be implemented by eighteen (18) month Offering Periods beginning approximately every six (6) months with a new Offering Period commencing on the first trading day on or after December 31 and June 30 each year, or on such other date as the Board shall determine. The Plan shall continue thereafter until terminated in accordance with paragraph 20 hereof. Subject to the requirements of paragraph 20, the Board shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

5.	PARTICIPATION.
5.1

An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering; provided that Employees participating in the Non-423 Component may contribute funds to participate in the Plan through other means specified by the Administrator to comply with non-U.S. requirements. For purposes of Employees participating in the Code Section 423 Plan Component, the processing of enrollments, whether on-line or via hard copy, will be applied on a uniform and non-discriminatory basis.

5.2

Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11.

6.	PAYROLL DEDUCTIONS.
6.1

At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period in amounts from two percent (2%) to ten percent (10%) of his Compensation; or such greater percentage of Compensation as the Board, in its sole discretion, determines and communicates to eligible Employees prior to the commencement of the first Offering Period affected thereby. The aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of his aggregate Compensation (or such greater percentage of Compensation as is determined by the Board pursuant to the preceding sentence) during said offering period.

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6.2	All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.
6.3

A participant may discontinue his participation in the Plan as provided in paragraph 11, or may decrease or increase the rate or amount of his payroll deductions during the Offering Period (within the limitations of paragraph 6(a)) by completing and filing with the Company a new subscription agreement authorizing a change in the rate or amount of payroll deductions; provided, however, that a participant may not change the rate or amount of his payroll deductions more than two (2) times in any one calendar year. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization. Subject to the limitations of paragraph 6(a), a participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 11.

6.4

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant’s payroll deductions may be decreased to zero percent (0%) at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 11.

7.	GRANT OF OPTION.
7.1

On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided, however, that the maximum number of Shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in paragraphs 3.4 and 13 hereof. In the case of the Non-423 Component, the number of shares shall be determined as set forth in the preceding sentence or determined pursuant to such manner or method as determined by the Administrator to comply with non-U.S. requirements. Exercise of the option shall occur as provided in paragraph 8, unless the participant has withdrawn pursuant to paragraph 11, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in paragraph 7(b) herein.

7.2

The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Exercise Date, and in the case of the Non-423 Component, it shall be the lower of prices above or determined pursuant to such manner or method as determined by the Administrator to comply with non-U.S. requirements. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date on the NASDAQ or on such other stock exchange as the Company’s Common Stock may be traded or, if not traded on a stock exchange, as reported by the NASDAQ National Market System, or, in the event the Common Stock is not listed on a stock exchange or NASDAQ’s National Market System, the fair market value per share shall be the mean of the bid and asked prices of the Common Stock reported for such date in over-the-counter trading.

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8.

EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in paragraph 11, his option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his account.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.

9.

DELIVERY. As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option or an electronic notice reflecting the allocation of such shares to his brokerage account. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him of shares at the termination of each Exercise Period which is insufficient to purchase a full share of common stock of the Company shall be applied to the participant’s account for the next Exercise Period.  Any other excess accumulated payroll deductions shall be returned to the participant.

10.

AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date than it was on the Offering Date for that Offering Period, all employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in the newly commencing Offering Period. A participant may elect to remain in the previous Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

11.	WITHDRAWAL; TERMINATION OF EMPLOYMENT.
11.1

A participant may withdraw all but not less than all the payroll deductions credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company. Notwithstanding the foregoing, for purposes of Employees participating in the Code Section 423 Plan Component, the processing of withdrawals, whether on-line or via hard copy, will be applied in a uniform and non-discriminatory basis. All of the participant’s payroll deductions credited to his account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement. Notwithstanding any other provision of the Plan to the contrary, in the event a participant has elected to make payroll deduction contributions other than through deductions from his Compensation, such participant shall be deemed to have withdrawn from the Plan in accordance with this Section 11.1 if any such payroll deduction contribution is not received by the Company within three business days following an applicable payday.

11.2

Upon termination of the participant’s Continuous Status as an Employee prior to an Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his death, to the person or persons entitled thereto under paragraph 15, and such participant’s option will be automatically terminated.

11.3

In the event an Employee fails to remain in Continuous Status as an Employee of the Company during an Offering Period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to such participant and such participant’s option terminated.

11.4

A participant’s withdrawal from an Offering Period will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

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11.5	A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

12.INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan, except as may be required by applicable law, as determined by the Administrator, for participants in the Non-423 Plan Component (or the Code Section 423 Plan Component if permitted under Section 423 of the Code).

13.STOCK.

13.1

The maximum number of shares of the Company’s Common Stock which are available for future issuance under the Plan shall be 4,210,080 shares, plus, commencing on the first day of the Company’s 2014 fiscal year, an annual increase equal to the lesser of (i) 2,000,000 shares, (ii) .75% of the Issued Shares (as defined below) as of the last day of the immediately preceding fiscal year, or (iii) a lesser amount determined by the Board, all subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. “Issued Shares” shall mean the number of shares of Common Stock of the Company outstanding on such date plus any shares reacquired by the Company during the fiscal year that ends on such date. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Exercise Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable; provided, however, for purposes of Employees participating in the Code Section 423 Plan Component, any pro rata allocation, will be applied on a uniform and non-discriminatory basis. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

13.2	The participant will have no interest or voting right in shares covered by his option until such option has been exercised.
13.3	Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.
14.

ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator is specifically authorized to adopt rules, procedures and subplans, which for purposes of the Non-423 Component may be outside the scope of Section 423 of the Code, regarding, but not limited to, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. The administration, interpretation or application of the Plan by the Administrator shall be final, conclusive and binding upon all participants.

15.	DESIGNATION OF BENEFICIARY.
15.1

Unless otherwise determined by the Administrator, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period.

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15.2

Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.

TRANSFERABILITY. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

17.

USE OF FUNDS. All payroll deductions received or held by the Company under the plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions except for deductions or contributions made to a Non-423 Component where, as determined by the Administrator, non-U.S. law requires segregation of such amounts. Until shares are issued, participants shall only have the rights of an unsecured creditor, although participants in the Non-423 Component may have additional rights where required under local law, as determined by the Administrator.

18.

REPORTS. Individual accounts will be maintained for each participant in the plan. Statements of account will be given to participating employees promptly following the exercise date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

19.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by each option under the plan which has not yet been exercised and the number of shares of common stock which have been authorized for issuance under the plan but have not yet been placed under option, including the annual share replenishment limit of two million shares set forth in Section 13, (collectively, the “reserves”) as well as the price per share of common stock covered by each option under the plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split or the payment of a stock dividend (but only on the common stock) or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option. In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the option stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

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20.	AMENDMENT OR TERMINATION.
20.1

The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

20.2

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

20.3

In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

20.3.1	increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
20.3.2	shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
20.3.3	allocating shares.
21.

NOTICES. All notices or other communications by a participant to the Company under or in connection with the plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.

CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

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23

CODE SECTION 409A. The Code Section 423 Plan Component is exempt from the application of Code Section 409A. The Non-423 Plan Component is intended to be exempt from Code Section 409A under the short-term deferral exception and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.	TERM OF PLAN. Except to the extent it is terminated earlier pursuant to Section 20, the plan shall remain in effect until May 10, 2023.

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Document History Page

Document Title:	EMPLOYEE STOCK PURCHASE PLAN (ESPP)
Document Number:	001-88629

Rev.	ECN No.	Orig. of Change	Description of Change
**	4098042	KIC	New spec.
*A	4905150	GMCH	Changes to update for non-US legal requirements.